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                                                                    Exhibit 23.3



                        [BROTT MARDIS & CO. LETTERHEAD]



                                                     June 18, 1997



                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-65288, No. 33-65320 and No. 333-34372 of Security First Corp. on Forms S-8 of our report dated November 4, 1994, relating to the consolidated balance sheet of First Kent Financial Corporation and Subsidiary as of September 30, 1994 and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the six month period ended September 30, 1994 incorporated by reference in the Annual Report on Form 10-K of Security First Corp. for the year ended March 31, 1997.


/s/ Brott Mardis & Co.